Exhibit 23.1
Consent of Independent Auditors
     We consent to the incorporation by reference in the Registration Statement No. 333-151787 on Form S-3 of CVR Energy, Inc., and in the Registration Statements Nos. 333-146907 and 333-148783 on Form S-8 of CVR Energy, Inc., of our report dated March 31, 2011, related to the consolidated financial statements of Gary-Williams Energy Corporation as of and for the year ended December 31, 2010, which report appears in this Current Report on Form 8-K.
/s/ Deloitte & Touche LLP
Denver, Colorado
December 9, 2011